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                                                                   EXHIBIT 12(b)


              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
    COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (dollars in millions)

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                                                                                              Six
                                                                                      Months Ended
                                                    Year Ended December 31,               June 30,
                                           --------------------------------------------   --------
                                             1992      1993     1994     1995      1996       1997
                                           ------    ------   ------   ------    ------     ------
Earnings:
 1. Income before
      income taxes and
      cumulative effect
      of accounting
      changes                              $1,001    $1,698   $  987   $  469    $1,131     $  602
 2. Add: Fixed charges
           excluding
           capitalized
           interest
           (Line 13)                        3,115     3,168    3,911    5,138     5,483      2,759
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates                         40        30       45       28        30        (54)
                                           ------    ------   ------   ------    ------     ------
 4. Earnings including
      interest on deposits                  4,076     4,836    4,853    5,579     6,584      3,415
 5. Less: Interest on
            deposits                        1,119     1,013      965    1,360     1,355        855
                                           ------    ------   ------   ------    ------     ------
 6. Earnings excluding
      interest on deposits                 $2,957    $3,823   $3,888   $4,219    $5,229     $2,560
                                           ======    ======   ======   ======    ======     ======

Preferred Stock Dividend Requirements:
 7. Preferred stock dividend
      requirements                         $   30    $   23   $   28   $   51    $   51     $   25
 8. Ratio of income from
      continuing operations
      before income taxes to
      income from continuing
      operations after income
      taxes                                   144%      147%     144%     151%      148%       146%
                                           ------    ------   ------   ------    ------     ------
 9. Preferred stock dividend
      requirements on a pretax
      basis                                $   43    $   34   $   40   $   77    $   75     $   37
                                           ======    ======   ======   ======    ======     ======

Fixed Charges:
10. Interest Expense                       $3,083    $3,137   $3,880   $5,105    $5,451     $2,740
11. Estimated interest
      component of net
      rental expense                           32        31       31       33        32         17
12. Amortization of debt
      issuance expense                          -         -        -        -         -          2
                                           ------    ------   ------   ------    ------     ------
13. Total fixed charges
      including interest on
      deposits and excluding
      capitalized interest                  3,115     3,168    3,911    5,138     5,483      2,759
14. Add: Capitalized
           interest                             -         -        -        -         -          -
                                           ------    ------   ------   ------    ------     ------
15. Total fixed charges                     3,115     3,168    3,911    5,138     5,483      2,759
16. Add: Preferred stock
           dividend require-
           ments - pretax
           (Line 9)                            43        34       40       77        75         37
                                           ------    ------   ------   ------    ------     ------

17. Total combined fixed
      charges and preferred
      stock dividend require-
      ments on a pretax
      basis                                 3,158     3,202    3,951    5,215     5,558      2,796

18. Less: Interest on
           deposits
           (Line 5)                         1,119     1,013      965    1,360     1,355        855
                                           ------    ------   ------   ------    ------     ------

19. Combined fixed charges
      and preferred stock
      dividend requirements
      on a pretax basis
      excluding interest on
      deposits                             $2,039    $2,189   $2,986   $3,855    $4,203     $1,941
                                           ======    ======   ======   ======    ======     ======

Consolidated Ratios of Earnings
  to Combined Fixed Charges
  and Preferred Stock
  Dividend Requirements:
  Including interest on
  deposits
  (Line 4/Line 17)                           1.29      1.51     1.23     1.07      1.18       1.22
                                           ======    ======   ======   ======    ======     ======
  Excluding interest on
   deposits
   (Line 6/Line 19)                          1.45      1.75     1.30     1.09      1.24       1.32
                                           ======    ======   ======   ======    ======     ======
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